UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b)

On November 15, 2016, Zebra Technologies Corporation (“Zebra”) announced the departure of Michael Smiley, Zebra’s Chief Financial Officer. Mr. Smiley will cease his duties as Chief Financial Officer as of November 16, 2016.

5.02(c)

On November 15, 2016, Zebra announced the appointment of Olivier Leonetti as Chief Financial Officer, effective November 16, 2016.

Mr. Leonetti joins Zebra with more than 25 years of experience in financial and executive leadership roles. Most recently, he served as Chief Financial Officer at Western Digital Corporation, an industry-leading provider of storage technologies and solutions that generated $13 billion in revenue for fiscal year ending July 1, 2016. In that role, Mr. Leonetti was responsible for all finance functions, including accounting, tax, treasury, financial planning and investor relations. During his tenure, Mr. Leonetti was instrumental in the successful completion and integration of Western Digital’s $16 billion acquisition of SanDisk Corporation. He led a successful debt capital raise in conjunction with the transaction, and helped the company achieve its synergy targets. Prior to Western Digital, Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc., a global pharmaceutical company, where he facilitated the implementation of worldwide products development, commercial strategies and global restructuring programs.

Pursuant to the terms of an employment agreement, dated as of October 31, 2016, by and between Zebra and Mr. Leonetti (the “Leonetti Employment Agreement”), Mr. Leonetti will receive an annual base salary of $525,000, an annual incentive bonus opportunity under Zebra’s 2015 Short-Term Incentive Plan of up to 90% of his base salary, to be earned based on the achievement of annual performance targets to be established by the Board of Directors, and an annual equity award under Zebra’s 2015 Long-Term Incentive Plan. For 2016, Mr. Leonetti will receive an incentive award based on his 2016 eligible earnings, and beginning in 2017 his annual incentive bonus opportunity will be based on company performance factors. Zebra will also provide Mr. Leonetti with certain relocation assistance.

Upon commencement of his employment, Mr. Leonetti will be granted an equity award under Zebra’s 2015 Long-Term Incentive Plan with a grant value of $1,000,000 in a combination of 40% time-vested restricted stock, 40% performance-vested restricted stock and 20% stock appreciation rights (SARs). The time-vested restricted stock has a three-year vesting period. The SARs vest at the rate of 25% per year on each anniversary of the grant date and will become fully vested at the end of the fourth year following the grant date. The performance-vested restricted stock has a two-year performance period ending December 31, 2018 and, to the extent earned, would vest on May 12, 2019. So long as he is employed by Zebra on the grant date, for 2017 Mr. Leonetti will be granted equity awards with an aggregate grant date fair value equal to $1,500,000 in accordance with Zebra’s Equity Grant Approval Process.

There is no arrangement or understanding between Mr. Leonetti and any other persons pursuant to which Mr. Leonetti was selected as an officer. There are no family relationships between Mr. Leonetti and any director or executive officer of Zebra and, other than the Leonetti Employment Agreement, no transactions involving Mr. Leonetti that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Leonetti’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are being furnished herewith:

Exhibit Number	Description of Exhibits

99.1	Registrant’s Press Release dated November 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: November 15, 2016	By:	/s/ Jim Kaput
Jim Kaput
SVP, General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Registrant’s Press Release dated November 15, 2016

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